Exhibit T3A.1

Certificate of Continuance	Certificat de prorogation
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Sherritt International Corporation

Corporate name / Dénomination sociale

977985-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).	JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions (LCSA).

Virginie Ethier

Director / Directeur

2016-06-03

Date of Continuance (YYYY-MM-DD)

Date de prorogation (AAAA-MM-JJ)

	Form 11 Articles of Continuance Canada Business Corporations Act (CBCA) (s. 187)	Formulaire 11 Clauses de prorogation Loi canadienne sur les sociétés par actions (LCSA) (art. 187)
1	Corporate name
Dénomination sociale Sherritt International Corporation
2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social ON
3	The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre The Corporation is authorized to issue an unlimited number of common shares.
4	Restrictions on share transfers
Restrictions sur le transfert des actions None
5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs Min. 3 Max. 15
6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société None
7	(1) If change of name effected, previous name

S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

Not Applicable / Sans objet

(2)   Details of incorporation

Details de la constitution

Amalgamated under the Business Corporations Act (Ontario) on December 1, 2010.

8	Other Provisions
Autres dispositions See attached schedule / Voir I’annexe ci-jointe
9	Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Edward Sellers

Edward Sellers

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procedure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous foumissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3247 (2008/04)

Schedule / Annexe

Other Provisions / Autres dispositions

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

	Form 2 Initial Registered Office Address and First Board of Directors Canada Business Corporations Act (CBCA) (s. 19 and 106)	Formulaire 2 Siège social initial et premier conseil d’administration Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)
1		Corporate name
Dénomination sociale Sherritt International Corporation
2		Address of registered office
Adresse du siège social 181 Bay Street, Brookfield Place 26th Floor Toronto ON M5J 2T3
3		Additional address
Autre adresse
4		Members of the board of directors
Membres du conseil d’administration See attached schedule / Voir I’annexe ci-jointe
5		Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Declaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par Edward Sellers
Edward Sellers
416-935-2881

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 2904 (2008/04)

Schedule / Annexe

Members of the board of directors / Membres du conseil d’administration

Resident Canadian Résident Canadien

Lisa Pankratz	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	Yes / Oui

Harold Stephen	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	Yes / Oui

David V. Pathe	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	Yes / Oui

Sir Richard Lapthorne	Mill Barn, Mill Lane West Turville, Aylesbury, Bucks HP22 5RG, United Kingdom	No / Non

Peter Gillin	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	Yes / Oui

Timothy Baker	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	Yes / Oui

Adrian Loader	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	No / Non

Edythe A. Marcoux	181 Bay Street, Brookfield Place, 26th Floor, Toronto ON M5J 2T3, Canada	Yes / Oui